--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                ---------------

                                 CURRENT REPORT

                                ---------------

                       PURSUANT TO SECTION 13 OF 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 30, 2000
                Date of Report (date of earliest event reported)

                            ------------------------

                            PEREGRINE SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                      000-22209                     95-3773312
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer Identification
incorporation or organization)                                           Number)

                             12670 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                    (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 481-5000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Peregrine Systems, Inc. hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on April 6, 2000 (the "Form 8-K"), as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements for Telco Research Corporation Limited.

    On February 3, 2000, the Board of Directors of Peregrine Systems, Inc., a Delaware corporation ("Peregrine" or the "Company"), approved the acquisition of all of the issued shares of Telco Research Corporation Limited, a Canada Business Act corporation ("Telco"). Pursuant to the Acquisition Agreement for Plan of Arrangement, dated as of February 8, 2000, by and among the Company, Peregrine Nova Scotia Company, an unlimited liability company existing under the Nova Scotia Companies Act and a direct wholly owned subsidiary of the Company, Telco, and 1400066 Ontario Inc., an Ontario corporation (the "Amalgamation Sub"), providing for the amalgamation of Telco and Amalgamation Sub to form a new entity that will become a wholly-owned subsidiary of Peregrine Nova Scotia Company, Peregrine purchased all of the common stock of Telco (the "Acquisition"). The Acquisition was completed on March 30, 2000.

    The aggregate purchase price for all issued shares of Telco consisted of 2,520,447 shares of Peregrine's common stock.

    The purpose of this amended Form 8-K is to file required financial statements relating to the Acquisition, including required pro-forma financial information. The following financial statements relating to the Acquisition are attached hereto:

                           FINANCIAL STATEMENT INDEX

                                                                PAGE
                                                              --------
TELCO RESEARCH CORPORATION LIMITED (A CANADA BUSINESS ACT
  CORPORATION)

Report of Independent Public Accountants....................    F-1

Consolidated Balance Sheets as of January 31, 2000 and
  December 31, 1998.........................................    F-2

Consolidated Statements of Income (Loss) for the thirteen
  months ended January 31, 2000 and the year ended
  December 31, 1998.........................................    F-3

Consolidated Statements of Retained Earnings (Deficit) as of
  January 31, 2000 and December 31, 1998....................    F-4

Consolidated Statements of Cash Flows for the thirteen
  months ended January 31, 2000 and the year ended
  December 31, 1998.........................................    F-5

Notes to Consolidated Financial Statements..................    F-6


TELCO RESEARCH CORPORATION (A TENNESSEE CORPORATION)
Report of Independent Public Accountants....................    F-14
Balance Sheets as of December 31, 1997 and 1996.............    F-15
Statements of Income for the years ended December 31, 1997
  and 1996..................................................    F-16
Statements of Stockholders' Equity for the years ended
  December 31, 1997 and 1996................................    F-17
Statements of Cash Flows for the years ended December 31,
  1997 and 1996.............................................    F-18
Notes to Financial Statements...............................    F-19

        (b) Pro Forma Financial Information.

    The following unaudited pro forma combined financial statements are attached hereto:

                         PRO FORMA FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Pro Forma Combined Financial Information....................    F-24
Unaudited Pro Forma Statement of Operations for the year
  Ended March 31, 2000......................................    F-25
Notes to the Unaudited Pro Forma Combined Financial
  Information...............................................    F-26

        (c) Exhibits.

 2.1 Acquisition Agreement for Plan of Arrangement, dated as of February 8, 2000, by and among Peregrine, Peregrine Nova
                Scotia Company, an unlimited liability company existing under the Nova Scotia Companies Act and a direct wholly owned subsidiary of Company, Telco, and 1400066
                Ontario, Inc., an Ontario corporation. The disclosure schedule of Telco Research Corporation Limited to the Acquisition Agreement for Plan of Arrangement, which cites to certain factual matters as exceptions to the contractual representations of Telco Research Corporation Limited, has been omitted in accordance with Item 601(b)(2) of Regulation S-K. Peregrine agrees to supplementally furnish a copy of such disclosure schedule to the Commission upon request.

23.1            Consent of Arthur Andersen LLP, Independent Public
                Accountants

99.1++          Press release of Peregrine Systems, Inc.

------------------------

++   Previously filed.

    Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Acquisition Agreement for Plan of Arrangement have been omitted. Peregrine hereby agrees to furnish such schedules upon request of the Securities and Exchange Commission.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Peregrine Systems, Inc. has duly caused this Amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2000

                                                       PEREGRINE SYSTEMS, INC.

                                                       By:             /s/ DAVID A. FARLEY
                                                            -----------------------------------------
                                                                         David A. Farley
                                                                SENIOR VICE PRESIDENT, FINANCE AND
                                                             ADMINISTRATION, CHIEF FINANCIAL OFFICER

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of

Telco Research Corporation Limited

    We have audited the consolidated balance sheets of Telco Research Corporation Limited as at January 31, 2000 and December 31, 1998 and the consolidated statements of income, retained earnings (deficit) and cash flows for the thirteen months ended January 31, 2000 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2000 and December 31, 1998 and the results of its operations and its cash flows for the thirteen months ended January 31, 2000 and the year ended December 31, 1998 in accordance with Canadian generally accepted accounting principles.

Arthur Andersen LLP
Chartered Accountants

March 17, 2000
Toronto, Canada

                                                 /s/ ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

                       TELCO RESEARCH CORPORATION LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                        AS AT
                                                              --------------------------
                                                              JANUARY 31,   DECEMBER 31,
                                                                 2000           1998
                                                              -----------   ------------
  Assets
Current
Cash and cash equivalents...................................    $ 18,911       $ 2,922
Accounts receivable.........................................      10,002         7,042
Inventory (Note 4)..........................................         678            34
Prepaid expenses and sundry assets..........................         918           626
Income taxes recoverable....................................         379            --
                                                                --------       -------
                                                                  30,888        10,624
Capital assets (Note 5).....................................       2,512         1,560
Software development costs (Note 6).........................       1,843         1,482
Deferred income taxes.......................................         958            --
Goodwill, net of amortization (Note 1)......................      12,862            --
                                                                --------       -------
                                                                $ 49,063       $13,666
                                                                ========       =======
  Liabilities
Current
Accounts payable and accrued liabilities....................    $  6,637       $ 2,068
Deferred revenue............................................       9,991         7,143
Current portion of long-term debt (Note 7)..................       6,239            --
                                                                --------       -------
                                                                  22,867         9,211
Long-term debt (Note 7).....................................       5,974            --
Deferred credit, net........................................       1,104         1,301
                                                                --------       -------
                                                                  29,945        10,512
                                                                --------       -------
Commitments (Note 7)
  Shareholders' Equity
Share capital (Note 9)......................................      28,957             1
Retained earnings (deficit).................................     (10,060)        2,991
Cumulative translation adjustment...........................         221           162
                                                                --------       -------
                                                                  19,118         3,154
                                                                --------       -------
                                                                $ 49,063       $13,666
                                                                ========       =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED BALANCE
                                    SHEETS.

                       TELCO RESEARCH CORPORATION LIMITED

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                THIRTEEN
                                                              MONTHS ENDED    YEAR ENDED
                                                              JANUARY 31,    DECEMBER 31,
                                                                  2000           1998
                                                              ------------   ------------
Revenue (Note 10)...........................................     $35,669        $25,265
Cost of revenue.............................................      15,067          6,346
                                                                 -------        -------
Gross profit................................................      20,602         18,919
                                                                 -------        -------
Expenses
Operating...................................................       4,778          2,568
Selling and marketing.......................................       7,987          4,143
Research and development, net of investment tax credits of
  $226
  (1998--nil)...............................................       4,429          3,242
                                                                 -------        -------
                                                                  17,194          9,953
                                                                 -------        -------
Earnings before the undernoted..............................       3,408          8,966
Unusual items (Note 11)
  Management bonus..........................................       2,210          8,063
                                                                 -------        -------
Income before income taxes..................................       1,198            903
Provision for income taxes (Note 12)........................       1,221             42
                                                                 -------        -------
Net income (loss)...........................................     $   (23)       $   861
                                                                 =======        =======
Earnings per share..........................................     $  0.00        $  0.15
                                                                 =======        =======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                       TELCO RESEARCH CORPORATION LIMITED

             CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)

                                 (IN THOUSANDS)

                                                                        AS AT
                                                              --------------------------
                                                              JANUARY 31,   DECEMBER 31,
                                                                 2000           1998
                                                              -----------   ------------
Retained earnings, beginning of period......................    $  2,991       $2,130
Net income (loss)...........................................         (23)         861
Dividends...................................................     (13,028)          --
                                                                --------       ------
Retained earnings (deficit), end of period..................    $(10,060)      $2,991
                                                                ========       ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                       TELCO RESEARCH CORPORATION LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                THIRTEEN         YEAR
                                                              MONTHS ENDED      ENDED
                                                              JANUARY 31,    DECEMBER 31,
                                                                  2000           1998
                                                              ------------   ------------
Cash provided by (used in):
Operating
Net income (loss)...........................................    $    (23)       $  861
Add items not involving cash
Depreciation................................................       1,277           703
Amortization................................................         199           (82)
                                                                --------        ------
                                                                   1,453         1,482
Net change in non-cash working capital balances related to
  operations................................................      (3,610)         (655)
                                                                --------        ------
                                                                  (2,157)          827
                                                                --------        ------
Financing
Proceeds from long-term debt................................      10,152            --
Proceeds from issuance of common shares.....................          55            --
Dividends...................................................     (13,028)           --
                                                                --------        ------
                                                                  (2,281)           --
                                                                --------        ------
Investing
Capital asset additions, net................................        (649)         (219)
Business acquisition (Note 1)...............................      21,076            --
                                                                --------        ------
                                                                  20,427          (219)
                                                                --------        ------
Increase in cash and cash equivalents.......................      15,989           608
Cash and cash equivalents, beginning of year................       2,922         2,314
                                                                --------        ------
Cash and cash equivalents, end of year......................    $ 18,911        $2,922
                                                                ========        ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                       TELCO RESEARCH CORPORATION LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

1  REVERSE TAKEOVER OF TSB INTERNATIONAL INC.

    Effective August 1, 1999 TSB International Inc. ("TSB") acquired all the outstanding shares of Telco Research Corporation ("TRC") by way of a share exchange under which the shareholders of TRC exchanged 100% of the outstanding shares of TRC for 6,149,069 common shares of TSB and warrants to acquire an additional 1,298,701 common shares. Subsequent to the reverse takeover, TSB changed its name to Telco Research Corporation Limited.

    For accounting purposes, the transaction has been treated as a reverse takeover of TSB by TRC. The consolidated financial statements are issued under the name of Telco Research Corporation Limited (formerly TSB) but are considered to be a continuation of the financial statements of TRC, the legal subsidiary. Accordingly, the consolidated financial statements include the results of TSB only for the period from August 1, 1999 forward. Results for all previous periods are those of TRC only.

    Goodwill arising on the transaction was calculated as follows:

Value of the shares and warrants issued in consideration of
  the acquisition...........................................  $28,901
Less (add back):
  Cash acquired.............................................   21,076
Fair value of net liabilities acquired, net of transaction
  costs.....................................................   (5,367)
                                                              -------
Allocated to goodwill.......................................  $13,192
                                                              =======

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) ACCOUNTING PRINCIPLES
       The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada.

    (b) BASIS OF CONSOLIDATION
       The consolidated financial statements include the assets, liabilities, revenues and expenses of Telco Research Corporation Limited ("the Company") and those of its subsidiaries. All significant inter-company transactions have been eliminated.

    (c) REVENUE RECOGNITION
       SOFTWARE LICENSE FEES--Revenue on software license fees is generally recognized upon shipment of the software to the customer, provided there are no significant vendor obligations remaining and collection is probable.
       PROFESSIONAL SERVICES--Revenue on professional services is recognized as the services are performed.
       MAINTENANCE AND ENHANCEMENTS--Revenue on service contracts is recognized ratably over the contract period. The Company provides product support services to new customers for one year following the date of sale of a product. After the first year, the customer may purchase support on an annual basis for a cost equal to a percentage of the current software cost. The revenue associated with product support services is recorded in deferred revenue in the accompanying combined balance sheets and amortized over the period in which the services are provided.

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       SERVICE BUREAU--The Company provides telemanagement services to customers for a monthly fee including rental fees on the equipment used by the customers. The revenue on these contracts is recognized monthly as the services are performed.
       HARDWARE--Revenue on hardware sales is recognized upon shipment to the customer.

    (d) INVENTORY
       Inventory is recorded at the lower of cost and net realizable value using the weighted average cost method.

    (e) CAPITAL ASSETS
       Capital assets are recorded at cost. Depreciation and amortization are provided annually at rates calculated to amortize the cost over the estimated useful lives as follows:

Furniture and fixtures.........  20% declining balance
E.D.P. equipment...............  33% straight-line
Motor vehicles.................  25% straight-line
Leasehold improvements.........  Straight-line over the term of the lease
Software licenses..............  20% straight-line

       Land held for resale is recorded at cost. In the opinion of management, the fair market value of the property exceeds its recorded value.

    (f) DEFERRED REVENUE
       Deferred revenue represents amounts billed with respect to maintenance and support services to be provided in future periods.

    (g) GOODWILL
       Goodwill represents the excess of purchase consideration over fair market value of net identifiable assets acquired, and is amortized on a straight-line basis over the 20 year estimated useful life of those assets. Goodwill is written down where there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with the estimated undiscounted future earnings of the related businesses.

    (h) RESEARCH AND DEVELOPMENT
       Research and development costs incurred up to the date on which management determines that the product to which the research and development costs relate is technologically and commercially viable are expensed as incurred, net of investment tax credits recognized. After technological and commercial viability are established, costs are capitalized and amortized on a straight-line basis over three years.

    (i) DEFERRED CREDIT
       The deferred credit represents the excess of fair value of net assets acquired over their purchase price, and is amortized on a straight-line basis over the estimated useful life of those assets.

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (j) FOREIGN CURRENCY TRANSLATION

        (i) TRANSACTIONS DENOMINATED IN FOREIGN CURRENCIES
           Monetary assets and liabilities are translated at the rates in effect at the balance sheet dates; other assets and liabilities are translated at exchange rates prevailing at the respective transaction dates. Revenues and expenses arising are translated at average exchange rates prevailing during the periods. Exchange gains and losses are reflected in net income for the periods.

        (ii) FOREIGN SUBSIDIARIES
           Subsidiaries are treated as self-sustaining operations. Assets and liabilities of the subsidiaries are translated at the exchange rates in effect at the balance sheet dates. Revenues and expenses (including depreciation and amortization) are translated at the average exchange rates in effect during the periods. Exchange gains or losses arising from the translation of the Company's net equity investments in these subsidiaries are deferred and included as a separate component of shareholders' equity.

    (k) USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Subsequent experience could differ from those estimates.

3  TELCO BUSINESS SYSTEMS, LLP FORMATION AND RE-ACQUISITION

    On December 30, 1996 the shareholders of TRC formed Telco Business Systems, LLP ("TBS") as a separate partnership which purchased the service bureau line of business from TRC. The service bureau line of business consists of various contracts with customers to provide telemanagement services. Under the terms of the agreement between TBS and TRC, TBS paid TRC a lease fee for the use of its service bureau assets and a monthly management fee based on a percentage of TBS revenues.

    On July 16, 1999, TRC acquired the assets of TBS for nominal consideration satisfied by the issuance of 458,318 shares of TRC. The Company recorded the acquisition at $nil representing the carrying value of the assets acquired.

    The acquisition has been accounted for using the purchase method, and results of operations have been included in the consolidated financial statements from the date of acquisition.

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

4  INVENTORY

                                                       JANUARY 31,   DECEMBER 31,
                                                          2000           1998
                                                       -----------   ------------
Raw materials........................................      $179           $--
Work in process......................................       101            --
Finished goods.......................................       398            34
                                                           ----           ---
                                                           $678           $34
                                                           ====           ===

5  CAPITAL ASSETS

                                                     2000                                 1998
                                                 ACCUMULATED                          ACCUMULATED
                                                 DEPRECIATION                         DEPRECIATION
                                                     AND                                  AND
                                        COST     AMORTIZATION     NET        COST     AMORTIZATION     NET
                                      --------   ------------   --------   --------   ------------   --------
Land held for resale................  $   412      $    --       $  412     $  436       $   --       $  436
Furniture and fixtures..............    3,188        2,681          507      1,071          623          448
E.D.P. equipment....................   13,118       11,991        1,127      2,842        2,362          480
Motor vehicles......................      537          360          177        145           96           49
Leasehold improvements..............      803          537          266        240           93          147
Software licences...................      595          572           23         --           --           --
                                      -------      -------       ------     ------       ------       ------
                                      $18,653      $16,141       $2,512     $4,734       $3,174       $1,560
                                      =======      =======       ======     ======       ======       ======

6  SOFTWARE DEVELOPMENT COSTS

                                                                2000       1998
                                                              --------   --------
Balance as at beginning of period...........................   $1,482     $  540
Expenses capitalized during period..........................    1,150      1,172
Costs amortized during period...............................     (789)      (231)
                                                               ------     ------
Balance as at end of period.................................   $1,843     $1,482
                                                               ======     ======

7  LONG-TERM DEBT

                                                                2000        1998
                                                              --------   ----------
U.K. bank term loan bearing interest at LIBOR plus 1.75% per
  annum.....................................................  $ 3,506    $       --
U.S. bank term loan bearing interest at LIBOR plus 2.00% per
  annum.....................................................    8,707            --
Less: current portion.......................................   (6,239)           --
                                                              -------    ----------
                                                              $ 5,974    $       --
                                                              =======    ==========

    The U.K. bank term loan is denominated in sterling and is secured by a mortgage debenture providing a charge over the assets of the Company's U.K. subsidiary, Telco Research Limited, and by the guarantee of the Company. The loan is repayable over a period of six years ending October 31, 2004 at the rate of $434,000 per year plus interest.

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

7  LONG-TERM DEBT (CONTINUED)
    The U.S. bank term loan is denominated in U.S. dollars and is secured by a security agreement providing a charge over the assets of TRC, and by the guarantees of certain shareholders. The loan is repayable over a period of two years ending July 28, 2001 at the rate of $5,887,000 per year plus interest.

8  COMMITMENTS

    The Company has entered into operating leases for the use of office premises, equipment and automobiles expiring between 2001 and 2005. Future minimum lease payments, exclusive of certain incremental occupancy and operating costs and sales taxes, are approximately as follows:

2001........................................................  $  836
2002........................................................     733
2003........................................................     638
2004........................................................     611
2005........................................................     560
                                                              ------
                                                              $3,378
                                                              ======

9  SHARE CAPITAL

    (a) Prior to the August 1, 1999 reverse takeover (see Note 1)
       Capital stock of TRC:

Authorized:   10,000,000 common shares, no par value.....................
Issued:       5,092,418 common shares....................................  $ 1

    (b) As at August 1, 1999, giving effect to the reverse takeover (see Note 1)

Share capital:

Existing share capital of TRC...............................  $        1
Value of TSB shares issued in exchange for TRC shares.......      28,901
                                                              ----------
                                                              $   28,902
                                                              ==========

Outstanding common shares:

Balance of outstanding common shares of TSB as at January
  31, 1999..................................................   4,717,781
Issued for cash under private placement.....................   1,298,701
Issued for no additional consideration under private
  placement adjustment......................................     143,000
  Issued for cash on exercise of options....................      10,000
  Issued for cash through Employee Share Ownership Plan.....       4,801
                                                              ----------
Balance of common shares of TSB as at July 31, 1999.........   6,174,283
Common shares of TSB issued to effect reverse takeover......   6,149,069
                                                              ----------
Balance of common shares of the Company as at August 1,
  1999......................................................  12,323,352
                                                              ==========

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

9  SHARE CAPITAL (CONTINUED)

    (c) Subsequent to August 1, 1999

                                                           NO. OF      AMOUNT
                                                           SHARES     (000'S)
                                                         ----------   --------
Balance as at August 1, 1999...........................  12,323,352   $28,902
Issued for cash on exercise of options.................      10,000        40
Issued for cash through Employee Share Ownership
  Plan.................................................       2,981        15
                                                         ----------   -------
Balance as at January 31, 2000.........................  12,336,333   $28,957
                                                         ==========   =======

    On February 19, 1999 TSB completed the private placement of 1,298,701 units for gross proceeds of $5,000,000. Each unit consisted of one common share and a warrant to purchase an additional common share at prices escalating from $4.75 to $5.50. The warrants expire on February 18, 2004. As at October 31, 1999 the Company had warrants outstanding for 2,597,402 common shares (1998--nil) exercisable at prices between $4.75 and $5.50 per share and expiring in the Company's 2005 fiscal year.

    As at October 31, 1999 the Company had stock options outstanding for 459,746 common shares (1998--209,492 common shares) exercisable at prices between $3.95 and $6.38 per share and expiring between the Company's 2003 and 2005 fiscal years.

    The Company operates an Employee Share Ownership Plan under which up to 32,000 common shares may be issued up to December 31, 1999. The Company has agreed to contribute $1 for each $5 the employees contribute. The contributions of the Company are recorded as an operating expense.

10  GEOGRAPHIC SEGMENTS

                                                          UNITED
                                                         KINGDOM      UNITED
                                              CANADA    AND EUROPE    STATES    ELIMINATIONS    TOTAL
                                             --------   ----------   --------   ------------   --------
2000
Sales to customers.........................  $ 1,033      $8,946     $25,690      $     --     $35,669
Transfers between segments.................    1,744          --          --        (1,744)         --
                                             -------      ------     -------      --------     -------
Total revenue..............................  $ 2,777      $8,946     $25,690      $ (1,744)    $35,669
                                             -------      ------     -------      --------     -------
Income (loss) before income taxes..........  $   862      $  873     $  (207)     $   (330)    $ 1,198
Provision for (recovery of ) income
  taxes....................................      345         436         440                     1,221
                                             -------      ------     -------      --------     -------
Net income (loss)..........................  $   517      $  437     $  (647)     $   (330)    $   (23)
                                             -------      ------     -------      --------     -------
Identifiable assets........................  $48,574      $7,345     $10,567      $(17,114)    $49,372
                                             =======      ======     =======      ========     =======

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

10  GEOGRAPHIC SEGMENTS (CONTINUED)

                                                             UNITED
                                                            KINGDOM      UNITED
                                                CANADA     AND EUROPE    STATES    ELIMINATIONS    TOTAL
                                              ----------   ----------   --------   ------------   --------
1998
Sales to customers..........................  $      --    $     --     $25,265     $       --    $25,265
Transfers between segments..................         --          --          --             --         --
                                              ----------   ----------   -------     ----------    -------
Total revenue...............................  $      --    $     --     $25,265             --    $25,265
                                              ----------   ----------   -------     ----------    -------
Income before provision for income taxes....  $      --    $     --     $   903     $       --    $   903
Provision for income taxes..................         --          --          42             --         42
                                              ----------   ----------   -------     ----------    -------
Net income..................................  $      --    $     --     $   861     $       --    $   861
                                              ----------   ----------   -------     ----------    -------
Identifiable assets.........................  $      --    $     --     $13,666     $       --    $13,666
                                              ==========   ==========   =======     ==========    =======

    Transfers between geographic segments are accounted for at prices comparable to open market prices for similar products and services.

11  BONUS PAYMENTS TO SHAREHOLDERS

    Prior to August 1, 1999, TRC was an S Corporation, and, under Subchapter S of the U.S. Internal Revenue Code, its income was taxed in the hands of its shareholders. During this period, the equivalent to TRC's pre-tax earnings were paid out to its shareholders by way of bonus. Effective August 1, 1999 TRC reverted to a taxable C Corporation and ceased to bonus out pre-tax income.

12  INCOME TAXES

    The provision for income taxes differs from the amount that would have been expected by applying the statutory Canadian income tax rates to income before taxes. The principal reasons for this difference are as set out in the following table.

                                                                2000          1999
                                                              --------      --------
Income before taxes.........................................   $1,198        $  40
Corporate tax rates.........................................     44.6%        44.6%
Expected income tax expense.................................   $  534        $  18
Increase (decrease) in income taxes resulting from:
Non-taxable S corporation status............................     (174)         (18)
Conversion to taxable C corporation status..................      736           --
Tax rate differential on income earned in foreign
  jurisdictions.............................................     (194)          --
Non-deductible acquisition costs............................      201           --
Non-deductible amortization charges.........................       84           --
Other.......................................................       34           --
                                                               ------        -----
                                                               $1,221        $  --
                                                               ======        =====

                       TELCO RESEARCH CORPORATION LIMITED

(CANADIAN FUNDS; AUDITED; TABULAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES
                                AND PERCENTAGES)

13  SUBSEQUENT EVENT

    On February 8, 2000 the Company entered into a definitive merger agreement under which Peregrine Systems, Inc. ("Peregrine") will acquire all of the Company's outstanding shares. The merger agreement was approved by the Boards of Directors of both companies and is subject to approval by the Company's shareholders, regulatory approvals, court approvals and customary closing conditions. The transaction is structured as stock-for-stock exchange through a plan of arrangement, at a fixed ratio of .082511 shares of Peregrine Common Stock for each share of the Company. As consideration for the merger, Peregrine expects to issue approximately 1.28 million shares in exchange for all of the outstanding equity securities of the Company. All share amounts herein are prior to the announced Peregrine 2:1 stock split to be effected in the form of a stock dividend, payable February 18, 2000.

14  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    Most entities depend on computerized systems and therefore are exposed to the Year 2000 conversion risk which, if not properly addressed, could affect an entity's ability to conduct normal business operations. Management is addressing this issue; however, given the nature of this risk, it is not possible to be certain that all aspects of the Year 2000 issue affecting the Company and those with whom it deals, such as customers, suppliers or other third parties, will be fully resolved without adverse impact on the Company's operations.

15  U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

    These consolidated financial statements have been prepared in accordance with Canadian GAAP. The Company's management believes that there would be no material differences in the consolidated financial statements if they were prepared in accordance with U.S. GAAP.

16  IMPACT OF 13 MONTH REPORTING PERIOD

    As a result of the reverse takeover of TSB (Note 1) the Company's reporting year end was changed to January 31, 2000, as TRC was required to adopt the reporting period of TSB, the legal parent. Consequently, these consolidated financial statements have been prepared on a thirteen-month reporting period from December 31, 1998 to January 31, 2000. The Consolidated results of operations of TRC for the one month ended January 31, 2000 were as follows:

Revenue                                                        $1,621
Cost of revenue and expenses                                    2,590
Recovery of income taxes                                         (368)
                                                               ------
Net loss                                                       $ (601)
                                                               ======

17  PRIOR YEAR FINANCIAL STATEMENTS

    Certain reclassifications have been made to the 1998 consolidated financial statements to conform with the current year presentation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Telco Research Corporation:

    We have audited the accompanying balance sheets of TELCO RESEARCH CORPORATION (A TENNESSEE CORPORATION) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telco Research Corporation as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                 /s/ ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 27, 1998

                           TELCO RESEARCH CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------   ----------
                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $1,597,447   $1,745,954
  Trade accounts receivable, net of allowance for doubtful
    accounts of $43,349 and $43,349, respectively...........   4,735,686    4,026,510
  Receivable from related party.............................     200,000       50,000
  Other current assets......................................      56,936       30,187
  Deferred tax asset........................................          --      182,769
                                                              ----------   ----------
    Total current assets....................................   6,590,069    6,035,420

PROPERTY AND EQUIPMENT, NET.................................     851,658      846,161
SOFTWARE DEVELOPMENT COSTS, NET.............................     353,001      258,334
SERVICE BUREAU ASSETS, NET..................................      96,325      160,311
LAND HELD FOR RESALE........................................     283,539      283,539
RECEIVABLE FROM RELATED PARTY...............................          --      200,000
                                                              ----------   ----------
    Total assets............................................  $8,174,592   $7,783,765
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $1,387,538   $1,278,392
  Deferred revenue..........................................   4,364,150    3,473,573
  Short term note payable...................................          --      300,000
  Income taxes payable......................................          --      139,048
                                                              ----------   ----------
    Total current liabilities...............................   5,751,688    5,191,013

DEFERRED CREDIT.............................................     931,552    1,013,332
NON CURRENT DEFERRED TAX LIABILITY..........................          --      129,335
                                                              ----------   ----------
    Total liabilities.......................................   6,683,240    6,333,680
                                                              ----------   ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 10,000,000 shares authorized,
    1,000,000 issued and outstanding at December 31, 1997
    and 1996................................................       1,000        1,000
  Additional paid-in capital................................      99,236       99,236
  Retained earnings:
    Undistributed C corporation earnings....................   1,349,849    1,349,849
    Undistributed S corporation earnings....................      41,267           --
                                                              ----------   ----------
                                                               1,391,116    1,349,849
                                                              ----------   ----------
      Total stockholders' equity............................   1,491,352    1,450,085
                                                              ----------   ----------
      Total liabilities, stockholders' equity...............  $8,174,592   $7,783,765
                                                              ==========   ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                           TELCO RESEARCH CORPORATION

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              -----------   -----------
REVENUE:
  Software license fees.....................................  $ 3,402,800   $ 2,362,219
  Professional services.....................................    2,035,946     1,849,968
  Maintenance and enhancements..............................    4,118,688     4,078,631
  Service Bureau............................................      508,990       837,692
  Hardware and other........................................    1,810,727     1,734,338
                                                              -----------   -----------
    Total revenue...........................................   11,877,151    10,862,848

OPERATING EXPENSES:
  Research and development..................................    2,912,475     2,828,073
  Selling and marketing.....................................    5,667,846     5,212,702
  General and administrative................................    3,404,271     2,521,916
                                                              -----------   -----------
    Total operating expenses................................   11,984,592    10,562,691
                                                              -----------   -----------
  Operating income (loss)...................................     (107,441)      300,157

AMORTIZATION OF DEFERRED CREDIT.............................       81,780        81,780

OTHER INCOME, net...........................................       66,928       424,393
                                                              -----------   -----------
  Income before income taxes................................       41,267       806,330
                                                              -----------   -----------

PROVISION FOR INCOME TAXES:
  Current...................................................           --       145,000
  Deferred..................................................           --        98,628
                                                              -----------   -----------
                                                                       --       243,628
                                                              -----------   -----------
    Net income..............................................  $    41,267   $   562,702
                                                              ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                           TELCO RESEARCH CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                              ADDITIONAL       RETAINED
                                             COMMON STOCK   PAID-IN CAPITAL    EARNINGS      TOTAL
                                             ------------   ---------------   ----------   ----------
BALANCE, December 31, 1995.................     $1,000          $99,236       $1,287,147   $1,387,383

  Purchase and retirement of treasury
    stock..................................         --               --         (500,000)    (500,000)
  Net income...............................         --               --          562,702      562,702
                                                ------          -------       ----------   ----------
BALANCE, December 31, 1996.................      1,000           99,236        1,349,849    1,450,085

  Net income...............................         --               --           41,267       41,267
                                                ------          -------       ----------   ----------
BALANCE, December 31, 1997.................     $1,000          $99,236       $1,391,116   $1,491,352
                                                ======          =======       ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                           TELCO RESEARCH CORPORATION

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   41,267   $   562,702
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization.........................     528,329       583,043
      Amortization of deferred credit.......................     (81,780)      (81,780)
      Deferred income taxes.................................      53,434        98,628
      Changes in current assets and current liabilities:
        Trade accounts receivable...........................    (709,176)     (280,055)
        Inventory...........................................         416        19,467
        Prepaid expenses and other..........................     (27,165)       91,584
        Accounts payable....................................       3,425      (102,312)
        Accrued expenses....................................     (33,327)      417,322
        Deferred revenue....................................     890,577      (452,650)
                                                              ----------   -----------
          Net cash provided by operating activities.........     666,000       855,949
                                                              ----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (356,507)     (267,013)
  Additions to service bureau assets........................          --      (185,793)
  Retirement of property and equipment......................          --        17,201
  Additions to software development costs...................    (208,000)     (180,000)
  Acquisition and retirement of treasury stock..............          --      (500,000)
  Issuance of note to related party.........................          --      (250,000)
  Proceeds from note to related party.......................      50,000            --
                                                              ----------   -----------
          Net cash used in investing activities.............    (514,507)   (1,365,605)
                                                              ----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term debt.............................          --       300,000
  Payments on short-term debt...............................    (300,000)           --
                                                              ----------   -----------
          Net cash provided by (used in) financing
            activities......................................    (300,000)      300,000
                                                              ----------   -----------
NET DECREASE IN CASH........................................    (148,507)     (209,656)
CASH, at beginning of year..................................   1,745,954     1,955,610
                                                              ----------   -----------
CASH, at end of year........................................  $1,597,447   $ 1,745,954
                                                              ==========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash payments of interest.................................  $       --   $    25,532
                                                              ==========   ===========
  Cash payments of income taxes.............................  $  135,192   $    21,634
                                                              ==========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                           TELCO RESEARCH CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Telco Research Corporation (the "Company") was incorporated under the laws of the state of Tennessee on December 30, 1977 for the purpose of designing, manufacturing and marketing telecommunication management systems. Telco operates primarily in the United States and its customers consist of corporations of various sizes as well as government agencies.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Depreciation is provided using principally the straight-line method over 3 to 7 years.

    Expenditures for maintenance and repairs are generally charged to expense as incurred, whereas expenditures for renewals and betterments are capitalized.

    SERVICE BUREAU ASSETS

    Service Bureau assets consist of assets owned by the Company which it leases to customers. The assets are amortized on a straight-line basis over the life of the customer lease, which is primarily three years.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED." The Company amortizes these costs on a straight-line basis over three years.

    DEFERRED CREDIT

    The deferred credit represents the excess of the fair value of net assets acquired from NYNEX in 1990 over their purchase price and is being amortized on a straight-line basis over 20 years.

    REVENUE RECOGNITION

    Trade accounts receivable represent receivables from customers in the ordinary course of business. Management believes that all appropriate reserves have been provided.

    The Company accounts for software revenues in accordance with the American Institute of Certified Public Accountants' Statement of Position 91-1, Software Revenue Recognition ("SOP 91-1").

    SOFTWARE LICENSE FEES--Revenues for software license fees are generally recognized upon shipment of the software to the customer, providing there are no significant vendor obligations remaining and collection is probable.

                           TELCO RESEARCH CORPORATION

                           DECEMBER 31, 1997 AND 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROFESSIONAL SERVICES--Revenues on professional services is recognized as the services are performed.

    MAINTENANCE AND ENHANCEMENTS--Revenue on service contracts is recognized ratably over the contract period. The Company provides product support services to new customers for one year following the date of sale of a product. After the first year, the customer may purchase support on an annual basis for a cost equal to a percentage of the current software cost. The revenue associated with product support services is recorded in deferred revenue in the accompanying balance sheets and amortized over the period in which the services are provided.

    SERVICE BUREAU--In 1997 this revenue consists of a management fee and equipment rental income received from Telco Business Systems, LLP (see Note 6). Prior to 1997, the Company provided telemanagement services to customers for a monthly fee. The revenues on these contracts were recognized monthly as the services were performed.

    HARDWARE--Revenues on hardware sales is recognized upon shipment to the customer.

    The American Institute of Certified Public Accountants has issued Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), which supercedes SOP 91-1 and clarifies certain issues under SOP 91-1. The Company will be required to adopt SOP 97-2 effective January 1, 1998. Management has reviewed the SOP 97-2 and does not anticipate the adoption thereof to result in any change to its revenue recognition policy.

    INCOME TAXES

    Effective January 1, 1997, the shareholders elected to convert from a C Corporation to an S Corporation and, under Subchapter S of the Internal Revenue Code, to have Company income taxed directly to the shareholders. Under this election, each shareholder will include their share of the Company's applicable taxable income or loss in their individual federal income tax returns.

    Prior to 1997, the Company accounted for income taxes in accordance with the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES. The provision for current income taxes was based on earnings reported in Telco's tax return. A deferred income tax asset or liability was determined by applying currently enacted tax laws and rates to the expected reversal of the cumulative temporary differences between the carrying value of assets and liabilities for financial statement and income tax purposes. A deferred income tax provision or benefit was measured by the change in the deferred income tax asset or liability during the year.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                           TELCO RESEARCH CORPORATION

                           DECEMBER 31, 1997 AND 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board ("FASB") issued
SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF. This statement imposes stricter criteria for long-term assets by requiring that such assets be probable of future recovery at each balance sheet date. The Company adopted SFAS 121 effective January 1, 1996, the result of which did not have a material impact on the results of operations, financial condition or cash flows of the Company.

    RECLASSIFICATIONS

    Certain reclassifications have been made in the 1996 financial statements to conform to the 1997 presentation.

2.  PROPERTY AND EQUIPMENT

    Property and equipment, at December 31, 1997 and 1996, consists of the following:

                                                          1997         1996
                                                       ----------   ----------
Furniture and fixtures...............................  $  780,258   $  696,540
Computer equipment...................................   1,556,550    1,292,066
Leasehold improvements...............................     157,486      149,181
                                                       ----------   ----------
                                                        2,494,294    2,137,787
Less accumulated depreciation........................  (1,642,636)  (1,291,626)
                                                       ----------   ----------
                                                       $  851,658   $  846,161
                                                       ==========   ==========

3.  LAND HELD FOR RESALE

    During 1993, certain land related to a previously planned facility was transferred to the Company from an affiliated party. The Company intends to dispose of the property and has placed it on the open market for sale. In the opinion of management, the fair market value of the property exceeds its recorded value. This property has been included in land held for resale in the accompanying balance sheets.

4.  RETAINED EARNINGS

    Effective January 1, 1997, the Company's shareholders elected to convert the Company's legal form to an S Corporation. Cumulative undistributed earnings subsequent to the date of the conversion total $41,267 as of December 31, 1997. Prior to the date of the conversion, the Company operated as a C corporation and had retained earnings of $1,349,849 at the date of conversion.

5.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. With the Company's change in tax status from a C Corporation to an S Corporation, the Company eliminated its deferred tax assets and liabilities and other associated tax reserves. The change in

                           TELCO RESEARCH CORPORATION

                           DECEMBER 31, 1997 AND 1996

5.  INCOME TAXES (CONTINUED)
tax status did not result in a significant effect to the Company's operations during 1997. Significant components of the Company's deferred tax assets as of December 31, 1996 were as follows:

                                                                1996
                                                              ---------
Current deferred tax assets:
  Reserves on assets........................................  $  16,473
  Liabilities not yet deductible............................    166,296
                                                              ---------
    Total current deferred tax asset........................    182,769
                                                              ---------
Noncurrent deferred tax assets (liabilities):
  Accumulated depreciation and amortization.................    (43,194)
  Deferred software costs...................................    (98,167)
  Other.....................................................     12,026
                                                              ---------
    Total non-current deferred tax liability................   (129,335)
                                                              ---------
    Net total deferred tax assets...........................  $  53,434
                                                              =========

    A reconciliation of the U.S. Federal statutory rate to the effective rate for the year ended December 31, 1996 is as follows:

                                                                1996
                                                              --------
Federal expense at 34%......................................  $146,652
State benefit, net of Federal deduction.....................    17,253
Expenses not deductible.....................................   (62,777)
Tax liability resulting from gain on sale of Service Bureau,
  eliminated in combination.................................   142,500
                                                              --------
                                                              $243,628
                                                              ========

6.  TELCO BUSINESS SYSTEMS, LLP

    On December 30, 1996 the shareholders of the Company formed Telco Business Systems (the "Partnership") as a separate partnership and purchased the service bureau line of business from the Company for $375,000 by paying the Company $125,000 cash and issuing a payable to the Company for $250,000. The payable is included in receivables from related parties in the accompanying financial statements and has a balance of $200,000 at December 31, 1997. The service bureau line of business consists of various contracts with customers to provide telemanagement services. Under the terms of the agreement between the Partnership and the Company, the Partnership will pay the Company a lease fee for the use of the Service Bureau assets and a monthly management fee based on a percentage of the Partnership's revenues. The Company received payments under this agreement totaling $508,990 in 1997.

7.  SHORT TERM NOTE PAYABLE

    The Company had a note payable to a bank which totaled $300,000 at December 31, 1996. The note was paid in full in January of 1997.

                           TELCO RESEARCH CORPORATION

                           DECEMBER 31, 1997 AND 1996

8.  COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS

    The Company leases its office facilities under an operating lease. Total rent expense in fiscal 1997 and 1996 amounted to $366,150 and $375,389, respectively. Future minimum rental payments required under this operating lease at December 31, 1997 are as follows:

1998....................................................  $  420,345
1999....................................................     421,355
2000....................................................     421,355
2001....................................................     421,355
2002....................................................     421,355
Thereafter..............................................   1,264,065
                                                          ----------
                                                          $3,369,830
                                                          ==========

    PENSION PLAN

    The Company sponsors both a defined contribution pension plan and a 401(k) plan which cover substantially all of its employees. All employees are eligible to participate in both plans after six months of service and the attainment of age 20.5. The Company makes annual contributions to the pension and 401(k) plans totaling 3.00% and 2.70%, respectively, of eligible participant wages. Company contributions to the pension and 401(k) plans for 1997 and 1996 totaled $263,085 and $172,307, respectively.

9.  COMMON STOCK

    The transferability of the Company's common stock is restricted by the terms of a stockholders' agreement. The agreement gives the Company a right of first refusal and each stockholder a right of second refusal in any proposed sale of stock by a stockholder.

10.  STOCK RETIREMENT

    During 1996, the Company purchased and retired all the stock of a former shareholder. When the stock was acquired it was recorded at cost and was subsequently retired through retained earnings at its acquisition cost.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed statement of operations assumes a business combination between Peregrine Systems, Inc. and Telco Research Corporation (Telco) accounted for using the purchase method. The pro forma combined condensed statement of operations assumes the acquisition was consummated as of April 1, 1999 and is based on the respective historical consolidated financial statements and the notes thereto, see related Telco historical financial statements included herein and Peregrine's form 10-K.

    A pro forma combined condensed balance sheet is not presented herein as the balance sheet of Telco is included in the balance sheet of Peregrine as of March 31, 2000.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the merger occurred during the period presented nor is it necessarily indicative of future operating results.

         TELCO RESEARCH LIMITED CORPORATION AND PEREGRINE SYSTEMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               PRO FORMA
                                            TELCO RESEARCH
                                              (YEAR ENDED      PSI (YEAR ENDED    PRO FORMA               PRO FORMA
                                           JANUARY 31, 2000)   MARCH 31, 2000)   ADJUSTMENTS              COMBINED
                                           -----------------   ---------------   -----------              ---------
                                               (NOTE 2)                           (NOTE 1)
Revenues:
  Revenue................................       $32,027           $     --          (32,027)   A,H        $      0
  Licenses...............................            --            168,467           17,761    A           186,228
  Services...............................            --             84,833           14,266    A            99,099
                                                -------           --------                                --------
    Total revenues.......................        32,027            253,300                                 285,327
                                                -------           --------                                --------
Costs and Expenses:
  Cost of revenue........................        14,063                 --          (14,063)   A,H               0
  Cost of licenses.......................            --              1,426            2,069    A             3,495
  Cost of services.......................            --             51,441           11,995    A            63,436
  Sales and marketing....................         6,351            101,443               --                107,794
  Research and development...............         3,747             28,517               --                 32,264
  Operating..............................         3,477                 --           (3,477)   A                --
  General & administrative...............            --             19,871            3,598    A            23,469
  Amortization of intangible assets......            --             34,753           17,183    A,B,D,F      51,936
  Acquired in-process research and
    development costs....................            --             24,505               --    C,E          24,505
                                                -------           --------                                --------
    Total costs and expenses.............        27,638            261,956                                 306,899
                                                -------           --------                                --------
Income (loss) from operations............         4,389             (8,656)                                (21,572)
Interest income, net.....................            --                 38              122    A               160
                                                                  --------                                --------
Income (loss) from operations before
  income taxes...........................         4,389             (8,618)                                (21,412)
Income taxes.............................         1,938             16,452               --                 18,390
                                                -------           --------                                --------
  Net income (loss)......................       $ 2,451           $(25,070)                               $(39,802)
                                                =======           ========
Net income (loss) per share--basic:
  Net income (loss) per share............                         $  (0.24)                               $  (0.39)
                                                                  ========                                ========
  Shares used in computation.............                          102,332               --    B,G         102,332
                                                                  ========                                ========
Net income (loss) per share--diluted:
  Net income (loss) per share............                         $  (0.24)                               $  (0.39)
                                                                  ========                                ========
  Shares used in computation.............                          102,332               --    B,G         102,332
                                                                  ========                                ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

1. BASIS OF PRESENTATION

    The unaudited pro forma combined condensed statement of operations for Peregrine has been prepared based on the historical financial statements of Peregrine for the year ended March 31, 2000 and for Telco for the year ended January 31, 2000 considering the effects of the combination under the purchase method. The pro forma statement of operations for the year ended March 31, 2000 has been prepared as if the combination had been consummated on April 1, 1999.

    In management's opinion, all material adjustments necessary to reflect the effects of the combination have been made. The unaudited pro forma combined condensed statement of operations is not necessarily indicative of the actual results of operations of Peregrine would have been assuming the combination had been completed as of April 1, 1999, nor is it indicative of the results of operations for future periods. The pro forma combined condensed statement of operations should be read in conjunction with the Telco historical financial statements included herein and Peregrine's form 10-K incorporated by reference herein.

2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

        (A) The historical results of Telco Research have been adjusted to conform to the Combined Company's basis of presentation for its Condensed Consolidated Financial Statements.

        (B) The purchase price for the completion of the Telco Research acquisition was determined by combining the value of Peregrine Common Stock issued to Telco Research stockholders (approximately 2,564,000 common shares valued at $43.875 per share), the fair value of net assets acquired of Telco Reserch and the estimated transactions costs for the acquisition. The estimated direct transaction costs to be incurred by the Combined Company include transaction fees for investment bankers, attorneys, accountants, financial printing, and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):

Common stock and value of options assumed...................  $112,496
Estimated transaction costs.................................     8,327
Net assets acquired, including (I) and excluding (G)........   (13,431)
                                                              --------
                                                              $107,392
                                                              ========

        (C) The estimated allocation of the purchase price for the completion of the Telco Research acquisition was determined as follows (in thousands):

Acquired in-process technology..............................  $ 21,479
Intangible assets...........................................    85,913
                                                              --------
                                                              $107,392
                                                              ========

    The components of the pro forma adjustment to intangible assets, investments, and other, net are as follows (in thousands):

Intangible assets (see above) resulting from this
  transaction...............................................  $ 85,913
Less: Telco intangible assets...............................   (10,085)
                                                              --------
    Net adjustment..........................................  $ 75,828
                                                              ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      STATEMENT OF OPERATIONS (CONTINUED)

2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (CONTINUED)
        (D) Amortization of the intangible assets for Telco Research will be on the straight-line method over five years and will be included in the amortization of intangible assets in the Combined Company's Statement of Operations.

        (E) The pro forma statement of operations excludes the charge of $21.5 million for acquired in-process research and development costs, which arose from the acquisition. These charges will be included in the Combined Company's consolidated financial statements for the three-month period ending March 31, 2000.

        (F) Reflects the amortization of intangible assets beginning April 1, 1998. The purchase price for the Telco Research acquisition was allocated to the tangible and intangible assets of Telco Research based on preliminary estimates of the fair market value of those assets.

        (G) Reflects a two-for-one stock split effected by Peregrine in February 2000.

        (H) Revenues include approximately $7.3 million of hardware sales, and cost of revenues include approximately $6.0 million of hardware costs. After consummation of the merger, Peregrine expects to record these revenues and costs on a net basis.

3. TELCO RESEARCH LIMITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                       TELCO RESEARCH CORPORATION LIMITED
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED JANUARY 31, 2000
                           (UNAUDITED, IN THOUSANDS)

                                                        (CANADIAN FUNDS,(B))                     (US FUNDS)
                                       ------------------------------------------------------   ------------
                                        TSB(B)    TRCL(C)    ADJUSTMENTS         CONSOLIDATED   CONSOLIDATED
                                       --------   --------   -----------         ------------   ------------
Revenue..............................  $12,969    $34,048      $   360 (d)(i)       $47,377        $32,027
Cost of revenue......................    6,761     14,042           -- (i)           20,803         14,063
                                       -------    -------      -------              -------        -------
Gross profit.........................    6,208     20,006          360               26,574         17,964
                                       -------    -------      -------              -------        -------
Expenses
  Selling............................    2,041      7,354           --                9,395          6,351
  Research & development.............    1,480      4,063           --                5,543          3,747
  Operating..........................      936      4,212           (5 )(d)(e)        5,143          3,477
  Bonus payments to shareholders.....       --      2,210       (2,210 )(f)              --             --
                                       -------    -------      -------              -------        -------
                                         4,457     17,839       (2,215)              20,081         13,575
                                       -------    -------      -------              -------        -------
Income before income taxes...........    1,751      2,167        2,575                6,493          4,389
Provision for income taxes...........      683      1,589          595 (g)            2,867          1,938
                                       -------    -------      -------              -------        -------
Net income...........................  $ 1,068    $   578      $ 1,980              $ 3,626        $ 2,451
                                       =======    =======      =======              =======        =======

  NOTES TO TELCO RESEARCH CORPORATION LIMITED PRO FORMA CONSOLIDATED FINANCIAL
                                   STATEMENTS

    Effective August 1, 1999 TSB International Inc. ("TSB") acquired all the outstanding shares of Telco Research Corporation ("TRC") by way of a share exchange. Subsequent to the reverse takeover, TSB changed its name to Telco Research Corporation Limited ("TRLC").

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      STATEMENT OF OPERATIONS (CONTINUED)

3. TELCO RESEARCH LIMITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (CONTINUED) The unaudited pro forma consolidated statements of income have been prepared to illustrate the effect of the reverse takeover had it occurred as at February 1, 1999, immediately prior to the opening of the pro forma period, on the following basis:

(a) all amounts in U.S. dollars have been translated to Canadian dollars at the average rates prevailing during the pro forma periods;

(b) actual results of TSB prior to August 1, 1999 are included in a separate column;

(c) actual results of TRCL are included on a reverse takeover basis (i.e. including the results of the former TSB only for the period from August 1, 1999 forward);

(d) the results of TRCL include the results of Telco Business Systems, a partnership acquired by TRC in July 1999, throughout the pro forma period;

(e) the results of TRCL have been adjusted to include charges of amortization of goodwill arising from the reverse acquisition throughout the pro forma period;

(f) the results of TRCL have been adjusted to exclude bonus payments made to shareholders of TRC prior to the merger;

(g) the results of TRCL have been adjusted to include a provision for income taxes with respect to the earnings of TRC prior to the merger;

(h) as a result of the reverse takeover of TSB , TRC's reporting year end was changed to January 31, 2000, as TRC was required to adopt the reporting period of TSB, the legal parent. Consequently, the results of TRC reflect a thirteen-month reporting period from December 31, 1998 to January 31, 2000. The Consolidated results of operations of TRC for the one month ended January 31, 2000 were as follows:

(i) the revenues of TRCL include approximately $7.3 million of hardware sales, and the associated cost of revenues include approximately $6.0 million of hardware costs. After consummation of the merger, Peregrine expects to record these revenues on a net basis.

Revenue                                                        $1,621
Cost of revenue and expenses                                    2,590
Recovery of income taxes                                         (368)
Net loss                                                       $ (601)

    These Results have been elminated from the thirteen month results of TRC.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The management of Peregrine believes that there would be no material differences in the financial statements if they were prepared in accordance with U.S. GAAP.

                               INDEX TO EXHIBITS

                                                  EXHIBIT                               PAGE
                        ------------------------------------------------------------  --------
     2.1                Acquisition Agreement for Plan of Arrangement, dated as of
                        February 8, 2000, by and among Peregrine, Peregrine Nova
                        Scotia Company, an unlimited liability company existing
                        under the Nova Scotia Companies Act and a direct wholly
                        owned subsidiary of Company, Telco, and 1400066
                        Ontario, Inc., an Ontario corporation. The disclosure
                        schedule of Telco Research Corporation Limited to the
                        Acquisition Agreement for Plan of Arrangement, which cites to certain factual matters as exceptions to the contractual representations of Telco Research Corporation Limited, has been omitted in accordance with Item 601(b)(2) of Regulation
                        S-K. Peregrine agrees to supplementally furnish a copy of
                        such disclosure schedule to the Commission upon request.

    23.1                Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

    99.1++              Press release of Peregrine Systems, Inc.

------------------------

++   Previously filed.